Lucas Energy, Inc. 8-K

Exhibit 10.1

ASSIGNMENT, ASSUMPTION AND
AMENDMENT TO LINE OF CREDIT AND NOTES AGREEMENT

This Assignment, Assumption and Amendment to Line of Credit and Notes Agreement (this “Agreement”) dated and effective April 11, 2016 (the “Effective Date”) is by and between, Target Alliance London Limited, a United Kingdom Private Limited Company with Share Capital, company number 08582290 (“TALL”); Silver Star Oil Company, a Texas Corporation (“Silver Star”); and Lucas Energy, Inc., a Nevada corporation (“Lucas”), each referred to as a “Party” and collectively as the “Parties” to the Agreement.

W I T N E S S E T H:

WHEREAS, on August 30, 2015 and effective on August 28, 2015, Lucas and Silver Star entered into that certain Non-Revolving Line of Credit Agreement, which was amended by Silver Star and Lucas on February 1, 2016 and which certain rights thereunder were waived by Silver Star via email on February 12, 2016 (as amended and modified to date, the “Line of Credit”);

WHEREAS, the Line of Credit provides Lucas the right, from time to time, subject to the terms of the Line of Credit, to sell up to $2.4 million in convertible promissory notes (the “Convertible Notes”) to Silver Star of which $1 million in Convertible Notes have been sold to date;

WHEREAS, of the $1 million in Convertible Notes sold to Silver Star to date, (a) $300,000 of such Convertible Notes was previously sold from Silver Star to Rockwell Capital Partners on February 2, 2016; and (b) $500,000 of such Convertible Notes was previously sold from Silver Star to Rockwell Capital Partners on April 8, 2016 (collectively, the “Rockwell Assignment” and the “Rockwell Assigned Notes”), and as such, Silver Star currently holds $200,000 in principal amount of outstanding Convertible Notes1 (together with all accrued and unpaid interest thereon, the “Outstanding Notes”);

WHEREAS, currently, each of the Outstanding Notes are due and payable on October 1, 2016, accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into common stock of Lucas at a conversion price of $1.50 per share, provided that any conversion is subject to Lucas first receiving approval for the issuance of shares of Lucas’s common stock under the Outstanding Notes under applicable NYSE MKT rules and regulations (“NYSE Approval”), and to the extent such conversion(s) (together with the Convertible Notes sold by Silver Star to Rockwell, a portion of which has already been converted) would exceed 243,853 shares of common stock, stockholder approval for such issuances (the “Stockholder Approval”), and may be prepaid at any time with ten days prior notice to the holder thereof; and

1 Such $200,000 in principal amount of Outstanding Notes includes $200,000 in principal outstanding under that certain Convertible Promissory Note provided by Lucas to Silver Star dated February 10, 2016, to be effective on February 8, 2016.

WHEREAS, pursuant to the terms of this Agreement, (a) Silver Star desires to assign and TALL desires to assume, all of Silver Star’s rights and obligations under the Line of Credit and Outstanding Notes, and Lucas desires to consent to such assignment and assumption; (b) the Parties desire to amend and modify certain terms and conditions of the Line of Credit and Outstanding Notes as described below; (c) Lucas desires to provide TALL additional consideration for assuming Silver Star’s rights under the Line of Credit; and (d) the Parties desire to make the confirmations and acknowledgements set forth below, and to agree to the other terms and conditions below, each on, and subject to, the terms and conditions of this Agreement as described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.            Assignment and Assumption.

(a)           Assignment and Assumption of Outstanding Notes. Effective as of the Effective Date, Silver Star assigns all of its rights, title and interest in the Outstanding Notes to TALL, and TALL hereby accepts such assignment (the “Note Assignment”). Silver Star hereby assigns, sells, conveys, transfers and sets over unto TALL, its successors and assigns, all right, title and interest of Silver Star in and to the Outstanding Notes, free and clear of all liens, claims, charges and encumbrances. After the Effective Date, Lucas shall not owe Silver Star any monies or obligations whatsoever under the Outstanding Notes and all monies and obligations thereunder shall instead be owed by Lucas solely to TALL and shall be paid (if not converted pursuant to the terms of the Convertible Notes) by Lucas to TALL. Effective upon the Note Assignment, each reference to “Holder” in the Outstanding Notes shall mean TALL.

(b)          Assignment and Assumption of Line of Credit Rights. Effective as of the Effective Date, Silver Star assigns all of its rights, title, interest and obligations in and under the Line of Credit (the “Line of Credit Rights”) to TALL, and TALL hereby accepts such assignment (the “Line of Credit Assignment” and collectively with the Note Assignment, the “Assignment”). Silver Star hereby assigns, sells, conveys, transfers and sets over unto TALL, its successors and assigns, all right, title, interest and obligations of Silver Star in and under the Line of Credit, free and clear of all liens, claims, charges and encumbrances. After the Effective Date, Lucas shall not owe any obligations to Silver Star under, and Silver Star shall have no rights or obligations under, the Line of Credit. Effective upon the Line of Credit Assignment, each reference to “Investor” in the Line of Credit shall mean TALL.

(c)          Representations of Silver Star in Connection with the Assignment. Silver Star hereby represents and warrants to TALL and Lucas that (i) Silver Star is the sole legal and beneficial owner of the Outstanding Notes and Line of Credit Rights, (ii) Silver Star owns the Outstanding Notes free and clear of all liens, claims, charges and encumbrances, (iii) other than the Rockwell Assignment, Silver Star has not assigned or transferred any of its rights or obligations under the Outstanding Notes or Line of Credit; and (iv) Silver Star has the full power and authority to assign, sell, convey, transfer and set over to TALL all of Silver Star’s right, title and interest in and to the Outstanding Notes and the Line of Credit Rights, and no approval or consent of any person, court or other governmental authority or agency is required in connection with this Agreement or the Assignment.

(d)          Release. In consideration for the Assignment, the payment by TALL of the Assignment Fee (defined below) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and effective on the Effective Date, Silver Star hereby releases, acquits and forever discharges Lucas, its current, past and future affiliates, agents, directors, officers, servants, representatives, successors, shareholders, employees, attorneys, and assigns (collectively, the “Release Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, claims and demands, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, which it ever had or now has, upon or by reason of any manner, cause, causes or thing whatsoever, in law or equity and all rights, obligations, claims, demands, whether in contract, tort, or state and/or federal law arising from or relating to, or associated with the Line of Credit and Convertible Promissory Notes sold by Lucas to Silver Star thereunder (the “Release”). Silver Star further represents that it has not assigned, in whole or in part, any claim, demand and/or causes of action against any Released Party prior to its entry into this Agreement.

(e)          Payment of Assignment Fee. Within three (3) Business Days of the date of the complete execution of this Agreement by all the Parties hereto, TALL shall wire $200,000 (the “Assignment Fee”) to Silver Star pursuant to the written instructions of Silver Star in full and complete satisfaction for the Assignment. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Houston, Texas are authorized or required to be closed for business.

(f)           Consent to Assignment. By executing this Agreement below, Lucas consents to the Assignment for all purposes.

(g)          Representations of TALL in connection with Assignment. TALL agrees and covenants to comply with all of the terms and conditions of the Line of Credit and Outstanding Notes and to be bound by all of such terms thereof. TALL further represents to Lucas, as of the date hereof, and confirms, all of the representations and warranties of the “Investor” set forth in ARTICLE III of the Line of Credit, as if TALL had made such representations thereunder as of the date of this Agreement as an original party thereunder.

2.            Amendments to Line of Credit and Outstanding Notes.

(a)          Effective as of Effective Date, each reference to “Secured” Line of Credit Agreement or “Secured” Convertible Promissory Note in the Line of Credit or Outstanding Notes shall be replaced by a reference to “Line of Credit Agreement” and “Convertible Promissory Note”, respectively. TALL confirms and acknowledges that none of the Outstanding Notes or Future Notes (as defined below) are secured.

(b)          Effective as of Effective Date, the definition of “Commitment Amount” in Section 1.1(i) of the Line of Credit shall be amended, replaced and superseded in its entirety by the following Section 1.1(i):

“(i)            “Commitment Amount” shall mean the aggregate amount not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000) which the Investor has agreed to provide to the Company, subject to the terms of this Agreement, in order to purchase Convertible Notes pursuant to the terms and conditions of this Agreement, provided that with the mutual agreement of Investor and the Company the “Commitment Amount” may be increased to up to no more than Two Million Four Hundred Thousand Dollars ($2,400,000).”

(c)          Effective as of Effective Date, Section 2.2(a) of the Line of Credit shall be amended, replaced and superseded in its entirety by the following Section 2.2(a):

“(a)         Advance Notice. At any time during the Commitment Period, the Company may deliver an Advance Notice to the Investor, subject to the conditions set forth in this Agreement. The amount of each individual Advance made pursuant to this Agreement shall not be more than $250,000 in any thirty (30) day period (the “Advance Limit”), unless otherwise agreed in writing by the Investor. The aggregate amount of all Advances pursuant to this Agreement shall not exceed the Commitment Amount.”

(d)          Effective as of Effective Date, Section 2.5 of the Line of Credit shall be amended, replaced and superseded in its entirety by the following Section 2.5:

“Section 2.5 Convertible Note Terms. Unless otherwise agreed in writing between the Company and the Investor, each Convertible Note shall be in the form of Convertible Note attached hereto as Exhibit A, shall be due on April 11, 2017, unless otherwise agreed between the parties, and shall accrue interest at the rate of 6% per annum until paid in full, except that upon the occurrence of an event of default under the Convertible Notes, shall accrue interest at the rate of 15% per annum.”

(e)          Notwithstanding the fact that the $200,000 Convertible Note provided by Lucas to Silver Star dated February 10, 2016, to be effective on February 8, 2016, which pursuant to this Agreement is being assigned to TALL for $200,000, shall convert at the contractual conversion price of $1.50 per share under the same terms and conditions of that Convertible Note, effective as of the Effective Date, the definition of “Conversion Price” in Section 4(a) shall apply to the Form of Convertible Promissory Note (which shall govern all Future Notes as defined below) which forms Exhibit A to the Line of Credit, shall be amended to equal a “Conversion Price” of $3.25 per share, and each reference in the Outstanding Notes, Line of Credit, Form of Convertible Promissory Note or Future Notes to Conversion Price shall mean $3.25 per share.

(f)           Effective as of Effective Date, Section 6.1(a) of the Line of Credit shall be amended, replaced and superseded in its entirety by the following Section 6.1(a):

“(a)        Requirement to Seek Shareholder Approval. The Company agrees to seek the approval by the shareholders of the Company, as required pursuant to applicable rules and regulations of the NYSE MKT, of (a) the issuance of the Conversion Shares upon the conversion of the Convertible Notes; and (b) the issuance of shares of common stock issuable upon exercise of those certain warrants issuable pursuant to the terms of the April 11, 2015, Assignment, Assumption and Amendment to Line of Credit and Notes Agreement by and between Silver Star Oil Company, Lucas Energy, Inc. and Target Alliance London Limited (collectively, the “Transaction Shares”), at such time as the Company seeks shareholder approval for the issuance of shares of Common Stock pursuant to the December 30, 2015, Asset Purchase Agreement, entered into by the Company with twenty-one separate sellers and Segundo Resources, LLC, as a seller and as a representative of the sellers named therein (the “Segundo Transaction” and the “Segundo Proxy”), provided that in the event the Segundo Proxy is not filed by June 30, 2016, the Company shall file a separate proxy statement to seek shareholder approval for the issuance of the Transaction Shares within thirty (30) days of such date.”

(g)          Effective as of the Effective Date, a new Section 8.17 shall be added to the Line of Credit as follows:

“Section 8.17. Blocker. The Investor shall not have the right to convert any portion of the Notes, pursuant to Section 4(a) thereof or otherwise, to the extent that after giving effect to such conversion, Investor (together with the Investor’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion (the “Blocker”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Investor and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Notes beneficially owned by the Investor or any of its affiliates which include a similar Blocker and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of Lucas (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Investor or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 8.17, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether the Notes are convertible (in relation to other securities owned by the Investor) and of which a portion of the Notes is convertible shall be in the sole discretion of such Investor. To ensure compliance with this restriction, the Investor will be deemed to represent to Lucas each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Lucas shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 8.17, in determining the number of outstanding shares of Common Stock, the Investor may rely on the number of outstanding shares of Common Stock as reflected in (x) Lucas’s most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by Lucas or (z) any other notice by Lucas or Lucas’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Investor, Lucas shall within two Business Days confirm orally and in writing to the Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Lucas, including the Notes, by the Investor or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 8.17 may be waived by the Investor upon, at the election of the Investor, not less than 61 days’ prior written notice to Lucas, and the provisions of this Section 8.17 shall continue to apply until such 61st day (or such later date, as determined by the Investor, as may be specified in such notice of waiver). The foregoing provision shall be treated as if a provision of the Notes.”

(h)          Effective as of the Effective Date, the following sections of the Line of Credit shall be removed from the Line of Credit in their entirety (or confirmed removed if previously removed or waived by a prior amendment to the Line of Credit) and replaced by “[Intentionally Removed]”: Section 1.1(h), Section 6.1(d), Section 6.2(a), Section 7.9, Section 7.10, Section 7.11 and Section 7.12.

(i)           Effective as of Effective Date, the definition of “Maturity Date” in Section 2 of the Outstanding Notes and the Form of Convertible Promissory Note (which shall govern all Future Notes as defined below) which forms Exhibit A to the Line of Credit, shall be amended to provide for a “Maturity Date” of April [ ], 2017. For the sake of clarity, the Outstanding Notes shall be due on April [ ], 2017.

(j)           Effective as of Effective Date, a new Section 4(m) shall be added to each of the Outstanding Notes and the Form of Convertible Promissory Note (which shall govern all Future Notes as defined below) which forms Exhibit A to the Line of Credit as follows:

“m.	Blocker. The Holder shall not have the right to convert any portion of this Note, pursuant to Section 4(a) hereof or otherwise, to the extent that after giving effect to such conversion, Holder (together with the Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion (the “Blocker”). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any notes beneficially owned by the Holder or any of its affiliates which include a similar Blocker and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of Lucas (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(m), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether the Note is convertible (in relation to other securities owned by the Holder) and of which a portion of the Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to Lucas each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Lucas shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 4(m), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) Lucas’s most recent Form 10-Q or Form 10-K (or such related form), as the case may be, (y) a more recent public announcement by Lucas or (z) any other notice by Lucas or Lucas’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, Lucas shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Lucas, including this Note or other notes, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 4(m) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior written notice to Lucas, and the provisions of this Section 4(m) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The foregoing provision shall be treated as if a provision of the Notes.”

3.            Grant of Warrants. As additional consideration for TALL agreeing to the Assignment and the amendments to the Line of Credit and Outstanding Notes described in Section 2, above, Lucas agrees to grant Silver Star warrants to purchase 51,562 shares of Lucas’s common stock for each $250,000 borrowed by Lucas under the Line of Credit after the date of this Agreement (i.e., warrants to purchase 0.20625 shares of Common Stock for each dollar borrowed)(the “Warrants”), which Warrants shall have an exercise price of $3.25 per share and the terms and conditions set forth in the form of Warrant attached hereto as Exhibit A.

4.            Sales of Future Notes and Grant of Warrants Subject to the Terms of the April 6, 2016 Securities Purchase Agreement and Stock Purchase Agreement Entered Into Between Lucas and an Accredited Investor. The sales of any Future Notes (as defined below) under the Line of Credit and the grant of Warrants hereunder shall be subject in all cases to the restrictions set forth in Section IV.L of that certain April 6, 2016 (a) Securities Purchase Agreement and (b) Stock Purchase Agreement entered into between Lucas and an accredited investor, as described by Lucas in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2016, including a restriction on Lucas selling not more than $250,000 per month in private placements of securities, subject to all such securities being restricted for a period of six months from their issuance date (collectively, the “Restrictions”). In the event of any conflict between the terms of this Agreement, the Line of Credit, Warrants, Outstanding Notes or Future Notes (as defined below)(collectively the “Securities Agreements”) and the Restrictions, the Restrictions shall control and the Securities Agreements shall be modified automatically to comply with such Restrictions.

5.            Representations of TALL. TALL hereby represents and warrants to Lucas in connection with the grant of the Warrants and the Assignment of the Line of Credit and the Outstanding Notes, which representations set forth in this Section 5 shall be deemed re-confirmed and re-represented each time that (i) Warrants are granted to TALL pursuant to Section 3 hereof; (ii) Outstanding Notes are converted into common stock of Lucas pursuant to the terms thereof by TALL; or (iii) Convertible Promissory Notes are sold to TALL pursuant to the terms of the Line of Credit after the date hereof (“Future Notes”) (provided that TALL shall also be deemed to make the representations set forth in the Line of Credit upon each future sale of Convertible Promissory Notes thereunder and shall further be deemed to make the representations in the Outstanding Notes upon each conversion of such notes in accordance with the terms and conditions thereof), that:

(a)          TALL is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), and is acquiring the Outstanding Notes, will acquire any Future Notes, will acquire the shares of Lucas common stock issuable upon conversion of the Outstanding Notes and any Future Notes and will acquire the Warrants and the shares of Lucas common stock issuable upon exercise of such Warrants (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. TALL has such knowledge and experience in financial and business matters that TALL is capable of evaluating the merits and risks of the Securities. TALL can bear the economic risk of the Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. TALL recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. TALL has carefully considered and has, to the extent TALL believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. TALL has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to TALL’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. TALL has had an opportunity to ask questions of and receive satisfactory answers from Lucas, or any person or persons acting on behalf of Lucas, concerning the terms and conditions of the Securities and Lucas, and all such questions have been answered to the full satisfaction of TALL. Lucas has not supplied TALL any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and TALL is relying on its own investigation and evaluation of Lucas and the Securities and not on any other information.

(b)          TALL is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. TALL is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c)          All corporate action has been taken on the part of TALL, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement. TALL has taken all corporate action required to make all of the obligations of TALL reflected in the provisions of this Agreement, valid and enforceable obligations.

(d)          TALL is aware that the conversion of the Outstanding Notes and Future Notes, and if the NYSE MKT requires aggregation of all such securities, the exercise of the Warrants, will be, and are, limited by the requirement to obtain NYSE Approval and Stockholder Approval, and until such time as Lucas receives Stockholder Approval for the issuance of shares of common stock upon conversion and exercise thereof, as applicable, none of such securities will be convertible or exercisable.

(e)          Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the 1933 Act:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR LUCAS RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO LUCAS, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

6.            Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

7.            Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)          Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)          The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected;

(c)          Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity; and

(d)          No changes, amendments or modifications to the terms and conditions of the Rockwell Assigned Notes shall be effected by the terms and conditions of this Agreement.

8.            Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement, the Assignment and the transactions contemplated herein.

9.            Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Line of Credit and Outstanding Notes to “Agreement,” “Note,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Line of Credit and Outstanding Notes as modified or amended hereby.

10.          Line of Credit and Outstanding Notes to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Line of Credit and Outstanding Notes and the terms and conditions thereof shall remain in full force and effect.

11.          Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

12.          Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise, except for the Line of Credit and Outstanding Notes which are amended as provided herein.

13.          Review and Construction of Documents. Each Party represents to the others, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

14.          Severability. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

15.          Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule, Appendix and Exhibit, as applicable, are references to Articles, Sections, Schedules, Appendixes and Exhibits in this Agreement unless otherwise specified and any such Schedules, Appendixes and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

16.          Choice of Law. This Agreement shall be governed by and construed according to the laws of the State of Texas, without giving effect to its choice of law principles. Any actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in Harris County, Texas, and those such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

17.          Binding Effect. This Agreement shall not be binding on any Party unless and until it is executed by all Parties, and upon such execution shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

18.          Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

Target Alliance London Limited

By:	/s/ I. Aronson

Its:	Director

Printed Name:	I. Aronson

Silver Star Oil Company

By:	/s/ John Chambers 04-12-16
John Chambers
Principal

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer

Assignment and Assumption Agreement
Target Alliance London Limited, Silver Star Oil Company and Lucas Energy, Inc.